UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2022

Mednax, Inc.

(Exact name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace
Sunrise, Florida		33323
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 954 384-0175

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2022, Mednax, Inc., a Florida corporation (the “Company”), appointed James D. Swift, M.D. as an Executive Vice President and the Company’s Chief Operating Officer. Dr. Swift joined the Company in September 2009 and most recently served as the Company’s Executive Vice President and Chief Development Officer. Dr. Swift received his medical degree from the University of Health Sciences/The Chicago Medical School and is board certified in pediatrics.

There are no arrangements or understandings between Dr. Swift and any other person pursuant to which he was appointed as Chief Operating Officer of the Company and no family relationships between Dr. Swift and any director or executive officer of the Company. Other than as described in this Current Report on Form 8-K, since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which the Company was or is to be a participant and in which Dr. Swift had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 12, 2022, the Company held its 2022 Annual Shareholders’ Meeting (the “Annual Meeting”). Of the 87,185,960 shares of common stock outstanding and entitled to vote, 81,415,617 shares were represented, constituting a quorum. The final results for each of the matters submitted to a vote of the Company’s shareholders at the Annual Meeting are as follows:

Proposal 1: All of the nominees for the Company’s Board of Directors were elected to serve until the Company’s 2023 Annual Shareholders’ Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below:

Name	For	Against	Abstained	Broker Non-Vote
Laura A. Linynsky	79,610,598	269,397	44,907	1,490,715
Thomas A. McEachin	77,319,861	2,559,102	45,939	1,490,715
Roger J. Medel, M.D.	79,208,485	691,198	25,219	1,490,715
Mark S. Ordan	76,784,354	3,094,598	45,950	1,490,715
Michael A. Rucker	79,340,219	538,830	45,853	1,490,715
Guy P. Sansone	79,293,875	585,173	45,854	1,490,715
John M. Starcher, Jr.	70,763,543	9,114,284	47,075	1,490,715
Shirley A. Weis	70,040,888	9,358,513	525,501	1,490,715

Proposal 2: The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year was ratified by the Company’s shareholders, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
78,286,794	3,104,901	23,922	0

Proposal 3: The Company’s shareholders advised against the compensation of the Company’s named executive officers for the 2021 fiscal year, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
34,566,404	45,167,188	191,310	1,490,715

The Company regularly makes efforts to engage with its shareholders and intends to continue to conduct additional outreach to its shareholders in the coming months regarding the outcome of the shareholder advisory vote on compensation of the Company’s named executive officers for the 2021 fiscal year.

Proposal 4: The Company’s shareholders approved the Second Amended and Restated Articles of Incorporation by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
79,850,606	26,115	48,181	1,490,715

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mednax, Inc.

Date:	May 17, 2022	By:	/s/ C. Marc Richards
C. Marc Richards Chief Financial Officer